UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-11071 (Commission File Number)	23-2668356 (I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania (Address of principal executive offices)		19406 (Zip Code)

Registrant’s telephone number, including area code: 610 337-7000

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Purchase and Sale Agreements

On July 2, 2019, UGI Energy Services, LLC, a Pennsylvania limited liability company (“UGIES”), Columbia Midstream & Minerals Group, LLC, a Delaware limited liability company (“Seller”), UGI Corporation, a Pennsylvania corporation (“UGI”), solely for the purpose of providing a limited parent guarantee of a portion of the purchase price, and TransCanada PipeLine USA Ltd., a Nevada corporation (“Seller Guarantor”), solely for the purpose of providing a limited parent guarantee of Seller’s indemnification obligations, entered into a Purchase and Sale Agreement (the “Columbia PSA”), pursuant to which UGIES, an indirect, wholly owned subsidiary of UGI, will acquire 100% of the outstanding membership interests in Columbia Midstream Group, LLC, a Delaware limited liability company (“Columbia”), from Seller, an indirect, wholly owned subsidiary of TC Corporation, for $1.187 billion in cash, subject to customary post-closing adjustments. Concurrently with the execution of the Columbia PSA, UGIES, Seller and Seller Guarantor, solely for the purpose of providing a limited parent guarantee of Seller’s indemnification obligations, also entered into a separate Purchase and Sale Agreement, dated as of July 2, 2019 (the “Pennant PSA,” and together with the Columbia PSA, the “PSAs”), pursuant to which UGIES will acquire Columbia’s 47.5% interest (the “Pennant Interest,” and together with the membership interests in Columbia, the “Purchased Interests”) in Pennant Midstream, LLC, a Delaware limited liability company (“Pennant Midstream”) for $88 million (together with the purchase price under the Columbia PSA, the “Purchase Price”). The transactions contemplated by the PSAs are collectively referred to herein as the “Acquisition.”

The PSAs contain customary representations and warranties from the parties, and each party has agreed to customary covenants, including, covenants relating to (1) the conduct of business during the interim period between the execution of each of the PSAs and their respective closings, (2) the obligation to use best efforts to cause the Acquisition to be consummated, including that UGIES must take any and all steps necessary to eliminate any impediment under any applicable antitrust law, (3) UGIES’ commitment to use best efforts to obtain financing for a portion of the Purchase Price on the terms and conditions in the Commitment Letter (as defined below), (4) Seller’s commitment to use commercially reasonable efforts to cooperate with and assist UGIES in connection with the financing, (5) the obligation to secure any required regulatory approvals and comply with any governmental requests during the transaction process and (6) Seller’s obligation not to solicit or enter into any discussions regarding competing proposals involving disposition of the interests that are the subject of the Acquisition.

UGIES has secured committed financing through a debt commitment letter, dated as of July 2, 2019 (the “Commitment Letter”), with Credit Suisse AG and Credit Suisse Loan Funding LLC (together, “Credit Suisse”), pursuant to which Credit Suisse has committed to provide, subject to customary terms and conditions, a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $700 million, the proceeds of which would be required to be used to fund a portion of the Purchase Price. In addition, UGI has guaranteed up to $575 million of the purchase price under the Columbia PSA.

Completion of the Acquisition is subject to certain customary conditions, including, among others: (1) there being no law or injunction prohibiting consummation of the transactions contemplated under the PSAs; (2) subject to specified materiality standards, the accuracy of certain representations and warranties of the other party and (3) compliance by the respective parties in all material respects with their respective covenants. In addition, the prior or simultaneous closing of the Columbia PSA is a condition to the closing of the Pennant PSA, and the acquisition of the Pennant Interest will not proceed if the parties do not complete the transactions contemplated by the Columbia PSA.

The PSAs provide for certain termination rights for both UGIES and Seller. Either UGIES or Seller may terminate the applicable PSA (1) if any governmental entity issues an order prohibiting the sale of the interests to which that PSA relates, and such order becomes final and unappealable or (2) if the closing of the applicable PSA is not consummated by October 31, 2019. In addition, either party may terminate the applicable PSA if it is not in material breach of its representations and warranties thereunder and the other party has breached any of its representations and warranties, or failed to perform any of its covenants, such that the closing conditions would not be satisfied as of the time of termination and (i) such breach is incapable of being cured by October 31, 2019 or (ii), if such breach capable of being cured by October 31, 2019, the party in breach fails to cure such breach within thirty days of notice thereof.

Under the terms of the PSAs, each party must indemnify the other party and its affiliates for all losses arising out of (1) any breach of such party’s representations and warranties, and (2) any breach of any covenants or agreements of such party. In addition, Seller must indemnify UGIES for any tax liability relating to a time period prior to the closing of the Acquisition. Each of the representations and warranties in the PSAs will survive until the 12-month anniversary of the closing date for the respective PSA to which it relates, except for (i) certain fundamental representations and warranties, which will survive indefinitely, and (ii) representations and warranties related to taxes, which will survive until the thirtieth day after the expiration of the applicable statute of limitations. UGIES’ ability to recover from Seller for indemnified claims, other than certain fundamental representations and warranties and representations and warranties related to taxes, is subject to certain customary restrictions, including a de minimis threshold, a deductible and a cap. Seller Guarantor has provided UGIES with a limited guarantee in favor of UGIES that guarantees Seller’s indemnification payment obligations post-closing.

The Columbia PSA is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The Pennant PSA is attached hereto as Exhibit 2.2 and is incorporated into this Item 1.01 by reference. The foregoing summary of the PSAs has been included to provide investors with information regarding the terms of the PSAs and is qualified in its entirety by the terms and conditions of the Columbia PSA and the Pennant PSA, as applicable. It is not intended to provide any other factual information about UGI, UGIES, Seller, Seller Guarantor, Columbia, Pennant Midstream, or their respective subsidiaries and affiliates. Each PSA contains representations and warranties by each of the parties to the respective PSA, which were made only for purposes of such PSA and as of specified dates. The representations, warranties and covenants in each of the PSAs were made solely for the benefit of the parties to such PSA; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such PSA instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of UGI, UGIES, Seller, Seller Guarantor, Columbia, Pennant Midstream or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the PSAs, which subsequent information may or may not be fully reflected in UGI’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On July 2, 2019, UGI issued a press release announcing the execution of the PSAs. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. On July 3, 2019, UGI also posted to its website an investor presentation related to the Acquisition, which is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of July 2, 2019, by and among UGI Energy Services, LLC, Columbia Midstream & Minerals Group, LLC, UGI Corporation and TransCanada PipeLine USA Ltd. *

2.2	Purchase and Sale Agreement – Pennant, dated as of July 2, 2019, by and among UGI Energy Services, LLC, Columbia Midstream & Minerals Group, LLC and TransCanada PipeLine USA Ltd. *

99.1	Press Release dated July 2, 2019.

99.2	Investor Presentation dated July 3, 2019.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

Forward-Looking Statements

All statements in this Current Report on Form 8-K (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements. The safe harbor provisions under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 do not apply to forward-looking statements made or referred to in this Current Report on Form 8-K. UGI believes these forward looking statements to be reasonable as of today’s date only. Without limiting the foregoing, forward-looking statements contained in this Current Report on Form 8-K specifically include the expected closing, and the timing of such closing, of the Acquisition. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond UGI’s control. These include whether the Acquisition will be completed, as expected or at all, and the timing of the Acquisition closing.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in UGI’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and those set forth from time to time in UGI’s filings with the U.S. Securities and Exchange Commission, which are available at www.ugicorp.com. Except as required by law, UGI expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI CORPORATION

Date: July 3, 2019	By:	/s/ Jessica A. Milner
Jessica A. Milner
Assistant Secretary